EXHIBIT A – JOINT FILING AGREEMENT

The undersigned hereby agree that the Amendment No. 5 to Statement on Schedule 13D filed herewith (and any amendments thereto), is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, on behalf of each such person.

Dated: October 21, 2009

HUTCHISON WHAMPOA LIMITED

By:	/s/ LAI Kai Ming, Dominic
Name:	LAI Kai Ming, Dominic
Title:	Director

HUTCHISON TELECOMMUNICATIONS
INTERNATIONAL LIMITED

By:	/s/ LUI Pok Man, Dennis
Name:	LUI Pok Man, Dennis
Title:	Director

ADVENT INVESTMENTS PTE LTD

By:	/s/ SNG Cheng Khoong, Robin
Name:	SNG Cheng Khoong, Robin
Title:	Director

CHEUNG KONG (HOLDINGS) LIMITED

By:	/s/ IP Tak Chuen, Edmond
Name:	IP Tak Chuen, Edmond
Title:	Director

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